UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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[ ]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

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[ ]	Soliciting Material Pursuant to Rule 14a-12

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Vectrus, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE VECTRUS, INC. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 7, 2020

The following Notice of Change to Virtual Meeting Format for Annual Meeting of Shareholders (this “Supplement”) to be held on May 7, 2020 relates to the proxy statement (the “Proxy Statement”) of Vectrus, Inc. (the “Company”), dated March 26, 2020, made available to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 7, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available on or about April 10, 2020 to shareholders of record as of March 12, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE TO VIRTUAL MEETING FORMAT
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2020

To the Shareholders of Vectrus, Inc.

Due to the emerging public health impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of our employees and shareholders, NOTICE IS HEREBY GIVEN that the format of the Annual Meeting of the Company has changed. As previously disclosed, the Annual Meeting will be held on Thursday, May 7, 2020 at 8:00 a.m. Eastern Time. In light of public health concerns regarding the COVID-19 pandemic, the Annual Meeting will now be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed by the Company, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 12, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/VEC2020 you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received. You may vote or ask questions during the Annual Meeting by following the instructions available on www.virtualshareholdermeeting.com/VEC2020. Persons without a control number may attend the Annual Meeting as guests, but they will not have the option to vote shares or ask questions. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in format and may continue to be used to vote your shares in connection with the Annual Meeting.

You may begin to log into the virtual meeting platform at www.virtualshareholdermeeting.com/VEC2020 and enter your control number beginning at 7:45 a.m. Eastern Time on May 7, 2020. The meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. A replay of the webcast will be available on the Investor Relations page of the Company’s website at www.vectrus.com/investors until May 7, 2021.

We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all shareholders regardless of their location. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/VEC2020 or during the fifteen (15) minutes before commencement of the Annual Meeting.

By Order of the Board of Directors,
Kathryn S. Lamping
Deputy General Counsel and Corporate Secretary

April 10, 2020

The Annual Meeting on May 7, 2020 at 8:00 a.m. Eastern Time is available at www.virtualshareholdermeeting.com/VEC2020. The Proxy Statement and Annual Report are available on the Investor Relations page of our website at www.vectrus.com/investors. Additionally, you may access our proxy materials at www.proxyvote.com.